160951

PAID-UP OIL AND GAS LEASE

THIS AGREEMENT, made and entered into this 10th day of April, 2016, by and between **SNOCO, LTD.**, whose address is 1426 Elmwood Dr., Abilene, Texas 79605, and **1996 SNYDER FAMILY PARTNERSHIP, LTD.**, whose address is P. O. Box 56766, Houston, Texas 77256-6766, as Lessor (whether one or more), and **MIDWEST OIL AND GAS, INC.**, whose address is 400 West Sycamore Street, Independence, KS 67301, hereinafter called Lessee:

WITNESSETH:

1. That Lessor, in consideration of Ten Dollars ($10.00) and other valuable considerations, including the royalties herein provided, and other covenants and agreements of the Lessee hereinafter contained, hereby grants, leases and lets unto Lessee for the sole and only purpose of exploring, drilling, producing, and owning oil, gas, and liquid hydrocarbons and conducting all activities necessary or reasonably incident to the exploration for, operations in search of, and production of oil, gas and liquid hydrocarbons from the following described land, consisting of 160 acres, situated in Callahan County, State of Texas, to-wit:

Tract 1: South half of the Greenburg Logan Survey 209, Abstract No. 269, containing 160 acres of land, more or less;

2. Subject to other provisions contained herein, this lease shall be for a term of three (3) years from the date first above written (hereinafter called the "primary term") and as long thereafter as oil, gas, liquid hydrocarbons or their constituent products, or any of them, is produced in commercial paying quantities from the lands leased hereby.

3. The royalties to be paid by Lessee are:

(a) On oil and other liquid hydrocarbons, twenty percent (20%) of that produced and saved from said land, the same to be delivered at the well or to the credit of Lessor free of cost into the pipeline to which the wells may be connected. Lessee may from time to time purchase any royalty oil or other liquid hydrocarbons in its possession, paying the market price therefor prevailing for the field where produced on the date of purchase. But in any event, the price received by Lessor shall not be less than the price received by Lessee for the sale of its oil, including any bonus, incentive payment, or other amount received by Lessee for the sale of its oil, which amounts are to be included in the price paid to Lessor.

(b) On unprocessed gas, including casinghead gas or other gaseous substances produced from said land and sold or used by Lessee or its assigns (other than for lease operations hereunder), twenty percent (20%) of the market value of such gas, at the time or times that the same is used or delivered and at the point of delivery to the purchaser or at the place of use by Lessee or its assigns.

Should any gas, casinghead gas or other gaseous substance produced from the leased premises be processed, in a plant located on or off the leased premises in which Lessee or its assigns or any affiliate or subsidiary thereof owns an interest, for the extraction or the manufacture of gasoline, or other products, Lessor shall be paid as royalty the market value at the plant of twenty percent (20%) of the gasoline or other products so extracted or manufactured therefrom less Lessor's proportionate share of the actual cost of manufacturing, processing or extracting the same, but no charge or deduction shall

be made for amortizing the cost of the construction of such plant by the owner thereof or for administrative or overhead cost or expenses. Upon written request by Lessor, no more frequently than once a year, Lessee shall make available to Lessor or Lessor's representative all of Lessee's books, records and accounts regarding and pertaining to the cost and operation of such plant.

Should any gas, casinghead gas or other gaseous substance be so processed in a plant in which Lessee or its assigns or any affiliate or subsidiary thereof owns no interest, then Lessor shall be paid as royalty whichever is the higher of (1) twenty percent (20%) of the market value of all gasoline or other gaseous substance produced from the leased premises, or (2) twenty percent (20%) of the proceeds derived from the sale thereof or other payments which Lessee receives or is paid by the owner of the plant under the agreement pursuant to which said gas, casinghead gas or other gaseous substances produced from the leased premises is processed.

In addition to the royalties which are to be paid to Lessor on any such plant products, there shall also be paid to Lessor as a royalty on all residue gas produced from said land and sold or used by Lessee or its assigns (other than for lease operations hereunder), after being processed in any such plant, twenty percent (20%) of the market value of such gas at the time or times that the same is used or delivered and at the point of delivery to the purchaser or the place of use by Lessee or its assigns or twenty percent (20%) of the proceeds of the sale of such residue gas, whichever is higher.

On each gas well located on any part of the lands described in Paragraph one (1) hereof and capable of producing commercial quantities of gas and from which gas is not being sold for lack of market, Lessee shall pay to Lessor for each such well as royalty on or before ninety (90) days after the date on which, (1) said well is shut in, or (2) the land covered hereby or any portion thereof is included in a pooled unit on which a shut-in well is located, or (3) this lease ceases to be otherwise maintained as provided herein, whichever is the later date, and thereafter at annual intervals on or before the anniversary of the date the first payment is made, a sum equal to TEN DOLLARS ($10.00) per mineral acre times the number of acres in the producing unit on which the well is located, but not less than $1,200.00 per year for each such shut-in well, and if such payment is made or tendered, this lease shall not terminate, and it will be considered that gas is being produced from this lease in paying quantities, provided however, this lease may not be maintained, under the above shut-in gas well provisions (1), (2) or (3) or combination thereof, as to any acreage covered hereby solely by the payment of shut-in gas well royalty for a cumulative total of more than two (2) years.

Except as otherwise specifically provided herein, Lessor's royalty share of oil or other liquid hydrocarbons, gas, casinghead gas or other gaseous substances and products separated, extracted or manufactured, therefrom shall be delivered to the purchaser's pipeline to which the wells may be connected or other point of sale or use to the credit of Lessor, free of all charges, costs and expenses, including but not limited to the cost of developing, producing, gathering, separating, storing, treating, measuring, dehydrating, compressing, manufacturing, marketing and transporting the same, except production taxes or other taxes lawfully and properly chargeable against Lessor's royalty share thereof.

Lessee shall have free use of oil or other liquid hydrocarbons, gas, casinghead gas and other gaseous substances (including residue gas) for the conduct of all drilling and producing operations conducted on the leased premises (but not for processing or manufacturing plant operations) and the royalty on oil or other liquid hydrocarbons, gas, casinghead gas and other gaseous substances shall be computed after deducting any so used.

Lessor shall have the right at Lessor's election to be exercised, not more than once every six months, to take in kind and market, without limitation or restriction by reason of any contract entered into by Lessee, Lessor's royalty share of all or any part of the oil or other liquid hydrocarbons, gas and casinghead gas, and/or of the distillate, gasoline and other products separated, extracted or manufactured from the gas, and/or the residue gas, into storage or transportation facilities furnished by Lessor at Lessor's cost, risk and expense at the well or at the plant or equipment in which the gas or casinghead gas is processed. Lessor shall give Lessee at least sixty (60) days notice of Lessor's election

to take in kind and to market Lessor's royalty share of any such production or products. Lessee's delivery of the same to Lessor or to Lessor's purchaser shall discharge Lessee of any further liability or responsibility to Lessor under the royalty provisions hereof as to such production or products taken in kind and marketed by Lessor. Lessor shall bear any additional expense that may be incurred in the delivery of such royalty gas to facilities furnished by Lessor or the delivery thereof to Lessor's purchaser of such gas.

4. This is a paid-up lease and no delay rentals shall be due. The bonus paid hereunder is consideration for this lease and shall not be allocated as mere rental for a period. Lessee may at any time execute and deliver to Lessor a release or releases covering any portion or portions of the herein described premises and thereby surrender this lease as to such portion or portions and be relieved of all obligations as to the acreage surrendered.

5. If Lessor's interest in the minerals covered by this lease in, on and under the above described land is less than the undivided fee simple estate to the entirety thereof, then Lessor agrees that the royalties and delay rentals provided in this lease shall be paid to the Lessor in the proportion to which Lessor's interest bears to the entire undivided fee simple estate therein.

6. (a) No drilling or reworking operations shall perpetuate this lease under the terms of this Paragraph six (6) or under Paragraphs eleven (11) or sixteen (16) or any other Paragraph hereof unless the same are timely commenced and, thereafter prosecuted continuously and with due diligence in a good faith effort to discover or restore production of oil and/or gas in commercial paying quantities.

(b) In the event a well or wells producing oil or gas in paying quantities should be brought in on adjacent land and such well or wells are draining the leased premises or lands pooled therewith, Lessee shall, at its option, either adequately protect the oil and gas under the lands covered hereby from such drainage by drilling such offset protection well or wells as a reasonably prudent operator would drill under the same or similar circumstances and by completing and producing the same as such an operator would under such circumstances or, in the alternative, execute and deliver to Lessor a partial release surrendering the lands being drained, whereupon such release will relieve Lessee from any further obligation to drill any such offset well.

(c) If Lessee, its successors, or assigns, intends to make a claim or to file suit against an adjoining owner, Lessee or operator for drainage or damage to a common reservoir under any portion of the lands described in Paragraph one (1) of this lease, it will notify Lessor, and will represent Lessor in such claim or cause of action without cost to Lessor unless Lessor notifies Lessee, its successors, or assigns in writing to the contrary. If Lessee, its successors, or assigns recovers damages either by settlement or as a result of such cause of action, Lessor shall be entitled to share in such recovery pro rata.

7. After the discovery and production of oil and gas in commercial paying quantities on and from the leased premises, Lessee agrees to develop the leased premises for the production of oil and gas in a diligent and prudent manner as would a reasonably prudent operator under the same or similar circumstances.

8. The Lessee shall not assign this lease in whole, or in part, without the express written consent of the Lessor herein, this lease having been made with the Lessee in reliance upon the Lessee's representations that Lessee will be the sole owner and operator of the lease. Consent to an assignment by Lessee shall not relieve this provision, but this restriction shall apply to each and every assignment, or purported assignment hereunder. It is further agreed by and between Lessor and Lessee that, should Lessee, its successors and assigns, fail to obtain the express written consent of Lessor to assign this lease in whole or in part, then Lessor and Lessee stipulate and agree that any such assignment shall be void ab initio and of no force and effect. The rights of Lessor hereunder may be assigned in whole or in part, and provisions hereof shall extend to their heirs, successors and assigns; but no change or division in ownership of land, rentals or royalties, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee; and no change of division in such ownership shall be binding on Lessee until thirty (30) days after Lessee shall have been

furnished by certified U.S. mail at Lessee's principal place of business with a certified copy of the recorded instrument or instruments evidencing same. No assignment of this lease or any interest therein or any portion thereof shall be made unless the assignee expressly assumes and agrees to perform each and every obligation imposed by this lease as to the assigned lease acreage or interest therein. No assignment of this lease or any portion thereof or interest therein shall operate to release the original Lessee or subsequent assigns from any of the obligations imposed upon the Lessee hereunder accruing prior to the assignment. No assignment by Lessee shall be effective until Lessor be notified in writing of such assignment together with the name and address of assignee. Lessee shall promptly furnish Lessor a certified copy of any and all assignments, as they occur, of this lease or any portion thereof or interest therein. Such certified copy shall be delivered to Lessor at its address herein stated.

9. It is distinctly agreed that Lessor does not warrant the title or quiet possession of said land, or oil or gas, or any part thereof, to Lessee against the claim of any person or persons claiming, or attempting to claim the same, or any part thereof, adversely to Lessor or Lessee, and Lessor shall in no event be liable to Lessee because of any lack or failure of title in Lessor to same.

10. Should Lessee be prevented, through no fault or omission on its own part, from complying with any express or implied covenant of this lease, from conducting drilling or reworking operations thereon or from producing oil or gas therefrom by reason of or by operation of any federal or state law or any order, rule or regulation of governmental authority, then while so prevented, Lessee's obligation to comply with such covenant shall be suspended, and Lessee shall not be liable in damages for failure to comply therewith; and this lease shall be extended while and so long as Lessee is prevented by any such cause from conducting drilling or reworking operations on or from producing oil or gas from the leased premises. Lessee shall not be liable for delays or defaults in its performance of any agreement or covenant hereunder due to force majeure. The term "force majeure" as employed herein shall mean: any act of God, including but not limited to acts of war, terrorism, earthquakes, storms, floods, washouts, landslides and lightning. Lessee shall give prompt written notice to Lessor of the circumstances causing any such prevention, delay, default or force majeure and keep Lessor informed as to its efforts to overcome the same.

11. Subject to Paragraph sixteen (16) herein, after the expiration of the primary term or termination of the continuous development program set forth in paragraph 16 herein, this lease shall terminate as to all parts of the land covered by this lease which are not then included in a producing unit and all land covered by this lease which may be included within the boundaries of the producing units as to those strata below 100 feet below the base of the then deepest producing zone or formation in the well or wells located within the individual producing units. The area assigned to each producing unit shall be limited to and conform with the minimum acreage necessary to allow Lessee to obtain the maximum allowable for such wells, as set forth in field rules covering the leased premises, as established by the Railroad Commission of Texas. In the absence of such field rules, a producing unit for a vertical well shall be deemed to contain forty (40) acres if the well is an oil well or eighty (80) acres if a gas well. Such designated units are to be as nearly as practical in the form of a square, with the well bore being as close to the center as possible. In the event an oil or gas well has a horizontal well bore, then the acreage allocated to such well shall be deemed to contain forty (40) acres plus the minimum additional acreage allowed for horizontal drain holes, as set forth in Rule 86 of the Texas Railroad Commission utilizing the Additional Acreage Assignment Table of Rule 86 for fields with a density rule of forty (40) acres or less, as set forth in Section 3.86, Chapter 3, Part 1, Title 16, of the Texas Administrative Code. As to each producing unit so designated, upon cessation of production, this lease shall remain in force as to each producing unit only so long as there is production in commercial paying quantities or drilling or reworking operations are diligently prosecuted thereon with no cessation of more than sixty (60) days. In the event there is no restoration of production from such producing unit, this lease shall terminate as to such producing unit.

12. Upon written request, Lessee agrees to furnish Lessor, at no cost or expense to Lessor, the following material promptly as it is prepared for or by Lessee or as it becomes available to Lessee:

(a) Copies of any title opinions and survey information relating to the land covered by this lease;

(b) Copies of all forms, reports, and applications filed with the Railroad Commission of the State of Texas, or any other governmental agency, in connection with operations under this lease;

(c) All drilling (including daily drilling reports), testing, logging, completing and plugging data and information;

(d) All seismic data including but not limited to any enhanced data and interpretations thereof, cross sections, blackline prints and seismic tapes.

Any reliance placed by Lessor on any such information furnished by Lessee in good faith shall be entirely at Lessor's risk. Furthermore, any of the foregoing material that is confidential to Lessee, and is so marked when delivered to Lessor, shall be kept confidential by Lessor and not disclosed except to Lessor's professional and/or technical advisors or consultants during the primary term and for three (3) years after the primary term of this lease to which such confidential material pertains. However, any and all information or data which is available at the Texas Railroad Commission, geological log libraries, or other agencies or businesses shall not be considered confidential and proprietary property of Lessee even if it is so marked by Lessee.

13. Lessee shall have no right to pool or unitize the premises covered by this lease, or any portion thereof, without the prior written consent of Lessor, which Lessor may withhold in its sole discretion. No voluntary pooling or unitization plan or agreement will be effective until approved or ratified by all royalty owners and filed of record in the county where the pooled or unitized land is located.

If this lease now or hereafter covers separate tracts, no pooling or unitization of royalty interests as between any such separate tracts is intended or shall be implied or result from the inclusion of such separate tracts within this lease. As used in this paragraph, the words "separate tract" mean any tract with royalty ownership differing, now or hereafter, either as to parties or amounts, from that as to any other part of the leased premises.

14. It is agreed that any suits at law or in equity shall be initiated in the court of proper jurisdiction of the State of Texas and venue of all such actions shall lie exclusively in the county where the land or any part thereof be located, with appeals to the appropriate appellate court of the State of Texas; and this lease shall be construed and interpreted at all times in accordance with the laws of the State of Texas. Should the Lessor prevail in any litigation, in enforcement of this lease, Lessor will be entitled to reasonable attorney's fees and prejudgment interest as provided herein or determined by law, if there be no applicable interest provision herein.

15. It is expressly agreed and stipulated that the Lessee assumes all liability and responsibility for all unplugged wells drilled, completed or produced by Lessee which are located within the boundaries of the property described under Paragraph one (1), of this lease.

16. Intentionally omitted.

17. Intentionally omitted.

18. Lessee, its heirs, executors, successors and assigns, shall be liable for, and hereby do indemnify and agree to defend, keep, save and hold Lessor harmless, free and clear of any and all claims, suits, actions and causes for action arising or to arise from any act, failure to act, or omission by Lessee, its employees, representatives, agents, invitees, guests or contractors, in the exercise, performance or discharge of any right, liability or obligation granted or inuring to Lessee under this lease, together with any and all expenses and losses connected therewith or resulting therefrom (including, without limitation, judgments, fines, settlements, response costs and attorney's fees). This liability, exoneration and indemnification shall, without limitation, include and cover (i) the bodily injury to or death

of any person; (ii) damage to property, real or personal; and (iii) damage to natural resources; (iv) violation of law, including, without limitation, environmental law, statute, order, directive or demand by a governmental body of competent jurisdiction; (v) claims by surface owners or surface tenants; (vi) Lessee's obligation to clean-up, remove, contain, treat, detoxify or neutralize any hydrocarbons, chlorides, gas vapors or other irritants, or contaminants, hazardous substances or waste, including NORM (naturally occurring radioactive materials), chemical waste, or any other toxic or deleterious substances of any kind whatsoever, surface or subsurface, or to conduct any corrective action or to undertake any response, removal or remedial activity arising from or the basis of which is the result of the presence, treatment, storage, disposal, dispersal, discharge, release or escape of any of the foregoing; and (vii) Lessee's obligation to properly plug all wells drilled, completed or produced by Lessee. This indemnity shall be a continuing liability, exoneration and indemnification that shall survive the expiration or termination of this lease and shall apply upon discovery of conditions and matters notwithstanding whether discovered prior to or after expiration, surrender, release or termination of this lease.

If the Lessee shall undertake the defense or compromise of any claim, Lessor shall be entitled, at its own expense, to participate in such defense. No compromise or settlement of any claim shall be made without reasonable notice to the Lessor and without the prior written approval of the Lessor (which approval shall not be unreasonably withheld or delayed) unless such compromise or settlement includes a general and complete release of the Lessor, its affiliates and the officers, directors, employees and partners of any of them in respect of the matter, with prejudice and with no express or written admission of liability on the part of any of them, and no constraints on the future conduct of its or their respective businesses.

The indemnities provided in this lease (i) shall extend to Lessor, its heirs, successors and assigns, and its respective affiliates and any person who at any time has served or is serving as a trustee, director, officer, employee, shareholder, agent, partner, contractor, subcontractor, expert, licensee, affiliate, lessee, mortgagee, or invitee thereof (each a "Representative"), and each of their respective heirs, executors, successors and assigns, (ii) shall apply to all claims subject to indemnity hereunder and, (iii) as to any act, action or operation performed or conducted or purportedly performed or conducted by Lessee, its heirs, successors or assigns under or pursuant to this lease shall survive any termination of this lease.

Each indemnified party shall have the right at all times to participate, at its sole cost, in the preparation for any hearing or trial related to the indemnities set forth in this lease, as well as the right to appear on its own behalf or to retain separate counsel to represent it at any such hearing or trial.

19. Lessee shall be responsible for complying with all local, state and federal laws and regulations regarding the storage, use and disposal of any hazardous or toxic materials on the leased premises. In the event any toxic or hazardous material owned or used by Lessee or Lessee's employees, representatives, agents, invitees, guests or contractors spills, leaks or overflows on or from the leased premises, or while being transported to or from the leased premises, it shall be the responsibility of the Lessee to promptly report the occurrence of such incident to the authorities or governmental agency specified by regulation or law and to promptly report the incident to Lessor. Lessee shall solely be responsible for all costs involved in the cleanup, removal, and disposition of the contaminated material from the leased premises or any other property that the spill, leak or overflow contaminates, in accordance with the procedures prescribed by the applicable laws or regulations. The Lessee shall notify the Lessor of any order, request, notification or other written or oral communication from any agency relating to the potential violation of any environmental regulation or law relating to the leased premises. Lessee shall not use or store hazardous material on the leased premises in quantities exceeding that normally stored or used for operating and maintaining the wells on said lease. Lessor shall have the right to enter the leased premises to insure that Lessee is in compliance with all local, state and federal environmental regulations and laws.

20. Lessee, its heirs, successors and assigns agree that prior to the plugging and abandonment of any well on any portion or portions of the leased premises at any time to notify Lessor of

such abandonment and within sixty (60) days of such abandonment to furnish Lessor copies of Texas Railroad Commission Form P-3, Plugging Report.

21. Upon expiration or termination of this lease for any reason as to all or any portion of the land herein described, Lessee shall be obligated at its expense promptly to prepare, execute and file in the public records in the county in which such land or portion thereof is located an appropriate release instrument covering all or such portion of said land, and to forward a copy of same as so recorded to Lessor within sixty (60) days of the expiration of this lease.

22. Lessee shall be responsible for recording this instrument in the Public Records of the appropriate county. A copy of the recorded lease shall be delivered to Lessor within thirty (30) days of the date of this lease.

23. Unless specified otherwise herein, any information to be furnished hereunder, any notice required or permitted hereunder or any payment required hereunder shall be made to the parties at the addresses given below:

To Lessor –

SNOCO, LTD.
1426 Elmwood Dr.
Abilene, Texas 79605
ATTN: Mr. Jim B. Snyder

1996 SNYDER FAMILY PARTNERSHIP, LTD.
P. O. Box 56766
Houston, Texas 77256-6766
ATTN: Mr. C. Byron Snyder

To Lessee –

MIDWEST OIL AND GAS, INC.
400 West Sycamore Street
Independence, KS 67301
ATTN:

Any party may change its address by notifying the other party or parties in writing.

24. Upon abandonment of any well, Lessee agrees to return the well site to the same condition as now found insofar as is reasonably practicable. Lessee, upon cessation of any operations, shall restore the surface of the premises affected to as reasonably good condition as it was in immediately prior to the time the well or wells, if any, were drilled. By way of clarification, but not by limitation, this includes covering all pits, drilling and operational activities. When a pit is dug, the top soil will be saved and when the pit is filled, the top soil will be placed back on top of the pit. Lessee shall plug all holes in accordance with the rules and regulations of the Texas Railroad Commission. The Lessor controlling the surface shall be given advance notice of any plugging, and they shall be forwarded a copy of the Texas Railroad Commission plugging Forms 2A and 4.

25. As a part of the consideration for the execution of this lease, the Lessee herein agrees for itself, its successors, assigns and legal representatives, that it will, at its sole cost and expense, and at no cost to Lessor, during the term of this lease and as long thereafter as any operations or production is accomplished by Lessee or its successors, assigns or legal representatives, on any part of the land to (1) improve and maintain, as all-weather roads, any presently existing roads on such property used by Lessee, and (2) where necessary, construct and maintain good all-weather roads over which automobiles may travel with ease, leading from the entrance to such properties to the location of any producing well and (3) upon the request of Lessor, place heavy-duty cattle guards at the locations where the roads utilized by Lessee cross Lessor's fences.

26. Lessee agrees to pay surface owner the following to compensate Lessor for damage to the surface of the leased premises:

(a) Two-thousand dollars ($2,000.00) for each drill site location for wells drilled to a depth less than 2,000 feet;

(b) Three-thousand dollars ($3,000.00) for each drill site location for wells drilled to a depth deeper than 2,000 feet beneath the surface;

(c) Two-thousand dollars ($2,000.00) for each tank battery location;

(d) Fifteen dollars ($15.00) per rod for new roads constructed by Lessee on the leased premises;

(e) Fifteen dollars ($15.00) per rod for new pipelines laid or buried on the land.

27. Lessee shall bury any portion or portions of all pipelines and flow lines when requested to do so by Lessor. Notwithstanding the above, all pipelines and flow lines shall be buried to a safe depth at all road crossings. Furthermore, Lessee shall, as soon as reasonably practical after construction is completed, remediate and restore the surface on and around all trenches, ditches or excavations for pipelines, flow lines or electric lines to the reasonable satisfaction of Lessor.

28. Lessee agrees to obtain surface owner's prior written approval, not to be unreasonably withheld, regarding the placement of all roads, pipelines, power lines, telephone lines and tank batteries and to locate all such items and other structures which it has a right to locate upon said land under the provision of this lease at such as to reduce the interference with the surface use of said lands for farming and for ranching purposes insofar as it is reasonably practical to do so and in such a manner as to reduce the risk of soil erosion insofar as it is reasonably practical.

29. Lessee shall not utilize any surface water, ground water or well water from the leased premises unless Lessee has entered into a separate water use agreement by and between Lessee and the surface owner of the leased premises.

30. Lessor shall allow Lessee reasonable use of any Abstracts Lessor has covering the leased premises. As part of the consideration for Lessor granting this lease to Lessee, Lessee agrees, at its own expense, to bring all Abstracts covering the leased premises up to date, and, after Lessee's use of such Abstracts, such Abstracts shall become the property of Lessor.

31. Salt water storage in earthen pits is absolutely prohibited at all times and under all circumstances. All salt water stored or transported by pipeline shall be in plastic type tanks and/or plastic lined pipes and Lessee shall be absolutely responsible and liable for any damage occasioned by leaks or spillage. In addition to the aforesaid, all salt water disposition residue not in conflict with the above shall be in accordance with the rules and regulations of the Texas Railroad Commission and the West Central Texas Watershed rules. Lessee shall in no way cause, allow or contribute to the contamination of any fresh water, either directly or indirectly, by salt water.

32. Lessee shall:

(a) Be responsible for all damages caused by his operations, including but not limited to, damages to land, livestock, fences, improvements, grass, crops and water.

(b) Confine his operations to a minimum use of the surface, consistent with the purposes for which the lease is granted.

(c) Upon request of Lessor, erect, and maintain at all times, a good and substantial fence around all pits, wells, tank batteries, drilling and operational activities, sufficient to repel all livestock at all times.

(d) Upon termination of operations hereunder, restore the premises to its original condition insofar as is practical, including the covering of all pits after the use thereof has been completed, and the plugging of all holes in accordance with the rules and regulations of the Railroad Commission of the State of Texas, and other applicable regulatory agencies.

(e) Keep all gates closed at all times, both on entering and leaving the premises, and upon request of Lessor, keep the gates locked, with a key furnished to Lessor.

(f) Keep the premises free and clear from all junk, debris, and surplus equipment not needed for immediate operations on the property.

(g) Pick up and remove from the premises all thread protectors, junk metal, cement blocks, and other items when the same are no longer needed for operation of the premises.

(h) Cut off pipe at least three (3) feet below ground when any well is plugged.

33. If secondary recovery methods by water flooding are used, prior to any such undertaking, the Lessee shall first adequately prepare for input or production, or plug any and all shafts which have been dug into the earth in search of oil, gas or water, which could, in anyway, intersect or encounter the horizon in which the water flood operation is being conducted. The Lessee shall proceed at his own risk in this undertaking, and his liability in the event of failure thereof, shall be absolute. Lessee for salt water operations shall store no salt water in earthen pits upon the surface of the earth, and all wells, either input or output, shall be subject to the surface damage clauses contained in the proceeding paragraph hereof.

34. If a well is drilled, then the Lessee must either cement 300 feet of surface casing, or from top to bottom to extend at least 300 feet of surface casing, or from top to bottom to extend at least 300 feet below the surface of the ground, or abide by the rules and regulations set out by the Texas Railroad Commission and the Department of Water Resources.

35. Lessor reserves hereby all hunting rights and Lessee or its personnel shall not hunt and/or fish on the property herein described, nor upon property upon which passage is necessary to reach the property described herein.

36. In addition to the foregoing surface use clauses whereby the Lessee agrees to use a minimum amount of surface necessary to accomplish the purpose for which this lease is granted, no existing fence shall be cut for any purpose without first contacting the Lessor in control of the surface of the well location, and no additional roads shall be made without the same consultation, all in advance thereof. Lessee will not enter the property with heavy equipment without first checking with Lessor for a determination of the best mode and place of entrance for both parties hereto. Before any fence is cut, Lessee shall install H Braces, of four (4) inch pipe, on either side of the proposed cut, properly braced, set in concrete, with the fence taut at all times.

37. This agreement may be executed in any number of identical counterparts, each of which for all purposes is to be deemed an original, and all of which constitute, collectively, one agreement. Additionally, after each such counterpart is executed, the pages containing signatures and acknowledgements may be removed from each counterpart and attached to a single counterpart of this Agreement.

IN WITNESS WHEREOF, this instrument is executed effective the 12 day of APRIL, 2016.

LESSOR:

SNOCO, LTD.

By: James B. Snyder
Printed Name: JAMES B. SNYDER
Title: General Partner

STATE OF TEXAS §
COUNTY OF CALLAHAN §
§

This instrument was acknowledged before me on the 12 day of APRIL, 2016, by JAMES B. SNYDER, as general partner of SNOCO, LTD., a family limited partnership on behalf of said family limited partnership.

Stephanie Strack McPherson
Notary Public, State of Texas

Stephanie Strack
Notary Public, State of Texas
My Commission Exp 12-06-2017

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LESSOR:

1996 SNYDER FAMILY PARTNERSHIP, LTD.

By: C. Byron Snyder
Printed Name: JC Byron Snyder
Title: General Partner

STATE OF TEXAS §
§
COUNTY OF HARRIS §

This instrument was acknowledged before me on the 13 day of April, 2016, by C. Byron Snyder, as General Partner of **1996 SNYDER FAMILY PARTNERSHIP, LTD.**, a Limited Liability partnership, on behalf of said partnership.

Maria E. Cooper
Notary Public, State of Texas

MARIA E COOPER
My Commission Expires
June 1, 2016

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LESSEE:

MIDWEST OIL AND GAS, INC.

By: [signature]
Printed Name: Thomas L Crom
Title: President

STATE OF ARIZONA §
§
COUNTY OF GILA §

This instrument was acknowledged before me on the 13th day of April, 2016, by Thomas L Crom, as President of Midwest Oil & Gas Inc, a Nevada corporation on behalf of said company.

PAUL ENGLISH NOTARY PUBLIC GILA COUNTY, ARIZONA COMM. EXP. 6-21-19

[signature]
Notary Public, State of Arizona

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